Exhibit 10.2

NOTE: THROUGHOUT THIS DOCUMENT, CERTAIN CONFIDENTIAL MATERIAL CONTAINED HEREIN HAS BEEN OMITTED AND HAS BEEN SEPARATELY FILED WITH THE COMMISSION. EACH PLACE WHERE SUCH AN OMISSION HAS BEEN MADE IS MARKED WITH AN [***].

AMENDMENT NO. 3

TO

SERVICES AGREEMENT

This Amendment No. 3 (“Amendment”), dated as of May 10, 2011 (“Amendment Effective Date”), modifies the Services Agreement dated September 30, 2008, as amended December 30, 2009, and October 29, 2010 (the Services Agreement, collectively with all amendments, exhibits and schedules included therein, shall be referred to as the “Agreement”), between R. R. Donnelley & Sons Company (“RR Donnelley” or “RRD”), a Delaware corporation, having its principal place of business at 111 South Wacker Drive, Chicago, IL 60606, and EDGAR Online, Inc. (“EOL”), a Delaware corporation, having its principal place of business at 11200 Rockville Pike Suite 310, Rockville, MD 20852, as follows:

1)	This Amendment hereby incorporates and amends the above-referenced Agreement. The Agreement shall remain in effect and unchanged except to the extent provided in this Amendment. In case of any conflict between a provision(s) of the Agreement and a provision(s) of this Amendment, the latter shall control with regard to the subject matter set forth herein.

2)	All terms defined in the Agreement shall have the same meaning when used in this Amendment.

3)	Exhibit A and Exhibit B, attached hereto, shall be incorporated by reference herein and made a part hereof, upon the Amendment Date and shall supersede and replace all prior versions of such Exhibits. In addition, Exhibit A entitled “Rate Schedule” shall hereinafter be called “Additional Services and Fees,” and all references throughout the Agreement shall reflect such change.

4)	The “EOL Service Offering” shall represent the conversion of regulatory documents into XBRL for submission to the SEC using EOL’s Business Process Outsource Group and is defined in further detail in Exhibit B entitled “Services Description and Service Level Agreement.”

5)	The following definitions shall be added to Section 1. Definitions:

“Customer” means an entity that subscribes for the EOL Service Offering pursuant to an agreement between the Customer and RRD.

“Intellectual Property Rights” shall mean all forms of intellectual property rights and protections including, without limitation, all rights, titles and interests arising under U.S. common and statutory law and the laws of other countries to all: (i) patents and all filed, pending or potential applications for patents, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed; (ii) trade secret rights and equivalent rights; (iii) copyrights, other literary property or authors rights, whether or not protected by copyright or as a mask work; and (iv) proprietary addresses and indicia, trademarks, trade names, symbols, logos, brand names and/or domain names.

“Marks” refers to a party’s trademarks, trade names, and service marks.

“SEC Mandate” shall refer to the ruling of the Securities and Exchange Commission regarding the mandatory filing of corporate documents in XBRL.

6)	Section 2 entitled “Term” (as per Amendment No. 2 to the Services Agreement) is deleted in its entirety and replaced with the following language:

a.	The term of this Agreement shall continue until December 31, 2013, (the “Initial Term”) unless terminated earlier in accordance with the provisions contained in this Agreement. The Initial Term will be automatically renewed for an additional one (1) year term (the “Renewal Term,” and together with the Initial Term, the “Term”) unless either party gives the other written notice of its decision not to renew, at least ninety (90) days prior to the end of the Initial Term.

b.	Upon expiration or termination of this Agreement, EOL shall be entitled to invoice RRD the fees due for services rendered and taxes due pursuant to this Agreement but not yet invoiced or collected as of such expiration or termination date (as the case may be) and RRD shall pay such invoices in accordance with Section 5.d. hereof.

c.	Upon termination of this Agreement for any reason, the rights granted to RRD to market, promote and sell the EOL Service Offering (as set forth in Exhibit B) shall immediately terminate; RRD shall cease using and destroy such materials; and RRD shall cease utilizing the EOL Service Offering, EOL’s Marks, EOL Developments and EOL Retained Property in any of its products, materials, processes and services, and must notify EOL that it has complied with this provision within five (5) business days of the termination date.

7)	Section 3 is hereby deleted in its entirety.

8)	Section 4 entitled Ownership and Proprietary Rights shall be deleted in its entirety and replaced with the following:

a.	All inventions, discoveries, developments, improvements, works of authorship and computer programs and related documentation (collectively, “Developments”) created, performed, delivered, contributed or prepared independently by either party prior to or during the term of this Agreement, and any results or proceeds therefrom, are and will be the sole and exclusive property of the party whose employees or third party consultants created such Developments (“Retained Property”). Ownership of Retained Property is not transferred to the other party, and the owning party reserves the right to continue using such property in the normal course of its business. EOL and RR Donnelley will not commercially exploit Retained Property of the other party nor allow direct or indirect competitors of the other party to have access to the same at any time during or after the term of this Agreement.

b.	Any Development which is jointly created shall be deemed to be “Joint Property”. Each party shall notify the other promptly in writing when it believes that any Development may qualify as Joint Property (defined herein). If the other party agrees to such assertion, then such Joint Property, shall be jointly owned by RR Donnelley and EOL and may be used or exploited by either party without any duty of accounting to the other. As used in subsection (b), the term “jointly created” means that one or more employees or third party consultants of each party is deemed to be an author or inventor under the United States Copyright Act or Patent Act, as the case may be. If the parties do not agree on whether a Development qualifies as Joint Property, the dispute shall be resolved in accordance with the dispute resolution process set forth in Section 15(b). The parties acknowledge and agree that the “RR Donnelley and EDGAR Online XBRL Reviewer’s Guide” is Joint Property.

c.	Except as provided herein, RRD shall not have the right to copy, alter, modify, disassemble, reverse engineer, decompile, or create source code from any object code, of any computer software component of the EOL Service Offering or any workflow or other services or any business processes or product or service plan from any of the materials provided by EOL, the EOL Developments and EOL Retained Property.

9)	Section 5 of the Agreement entitled “Currency; Rate Schedule and Determination of Fees throughout the Term” is hereby deleted in its entirety and replaced with the following:

5. FEES, VOLUMES, DISCOUNTS, CUSTOMER MIGRATION AND INVOICES

a.	[***]

b.	[***]

c.	[***]

d.	[***]

e.	EOL Services and Fees. RRD will pay EOL the applicable fees set forth on Exhibit A for each of the additional services utilized in accordance with the terms of such Exhibit.

f.	Invoices. EOL shall issue invoices for each job as it’s completed. Each invoice shall include the job number, concept count and number of rounds for the filing. All invoices and invoice-related correspondence will be sent to:

Via Mail:

RR Donnelley National Accounts Payable Center

545 Mainstream Drive, Suite 300

Nashville, TN 37228

Prior to mailing the invoices to the address above, all invoices will be posted by EOL to the existing RR Donnelley Venue Data room.

10)	Section 5.c. shall be deleted in its entirety.

11)	Section 8 entitled “Reporting” shall be deleted in its entirety and replaced with the following:

a.	Audits.

During the Initial Term and for a period of two (2) years thereafter (the “Audit Period”), each party hereto shall maintain complete, accurate and fully reproducible records of all its activities related to this Agreement which are reasonably necessary to enable an auditor to ascertain the accuracy of the fees invoiced or payments made under this Agreement (the “Records”). Each party hereto (the “Audited Party”) shall permit the other party (the “Auditing Party”) or its authorized representatives from time to time to examine the Audited Party’s Records. In the event that the Auditing Party or its authorized representatives determine that the amounts paid to the Auditing Party under this Agreement are less than the amounts that should have been paid to the Auditing Party, the Auditing Party shall notify the Audited Party in writing of the discrepancy. Within five (5) business days of receiving notice of the discrepancy, the parties shall enter into good faith negotiations to settle the dispute. In the event that the parties are unable to settle the dispute within fifteen (15) days after receipt of notice of the discrepancy, they shall submit the dispute to a mutually agreed upon independent auditor. If the independent auditor determines that the payments made to the Auditing Party are less than the actual payment due to the Auditing Party, the Audited Party shall pay to the Auditing Party any amounts due to the Auditing Party as determined by the independent auditor. Additionally, if the independent auditor determines that the payments made to the Auditing Party are more than five percent (5%) less than the actual payment due to the Auditing

Party, the Audited Party shall pay the auditing fees of such independent auditor. In the event that the independent auditor determines that the payments made to the Auditing Party are deficient but deficient by less than five (5%) percent of the actual payment due to the Auditing Party, the parties shall split equally the fees of the independent auditor. In the event that the independent auditor determines that the payments made to the Auditing Party were not deficient, the Auditing Party shall pay all of the fees of the independent auditor.

12)	The following paragraph shall be added at the end of Section 9.a. entitled “Indemnification:”

(i)	RRD shall indemnify, defend, and hold harmless EOL and its employees, directors, officers and principals from and against any and all losses and damages incurred result from or related to any claim, demand, dispute, complaint, cause of action, or suit relating to the compliance solution that RRD (the “RRD Service Offering”) combines with the EOL Service Offering (minus the EOL Service Offering) or relating to infringement of RRD’s Marks on the Intellectual Property Rights of any third party, provided that RRD shall not be responsible if such infringement results from (i) modifications to any part of the RRD Service Offering that were not made by RRD; (ii) RRD’s compliance with EOL’s specific instructions or (iii) EOL’s gross negligence or willful misconduct.

13)	Section 10h. and 10i are deleted in their entirety.

14)	Section 11a. is deleted in its entirety and replaced with the following:

CONFIDENTIALITY. Each party shall (i) not disclose, directly or indirectly, to any third party any portion of the Confidential Information of the other party except to affiliates or contractors who are performing services hereunder and who agree to be bound by the restrictions of this Section 11 by signing the form agreement provided in Exhibit C, (ii) take all reasonable measures to prevent their employees, agents, affiliates, successors and assigns from disclosing, directly or indirectly, to any third party any portion of the Confidential Information of the other party, (iii) not use or exploit the Confidential Information of the other party in any way except for purpose of performing its obligations under this Agreement; (iv) promptly return or destroy, at the disclosing party’s option, all materials and documentation containing the Confidential Information upon termination of this Agreement; (v) take all necessary precautions to protect the confidentiality of the Confidential Information received hereunder and exercise at least the same degree of care in safeguarding the Confidential Information as such party would with its own confidential information; and, (vi) promptly advise the disclosing party in writing upon learning of any unauthorized use or disclosure of the Confidential Information. The term “Confidential Information” shall mean all non-public information that a party designates either in writing or orally as being confidential or that a reasonable person would deem to be confidential given the nature of the content or the manner of the disclosure, including without limitation the terms and conditions of this Agreement and all source code and trade secrets provided hereunder. If a party has any questions as to what constitutes such Confidential Information, that party shall consult with the other party. “Confidential Information” shall not include information the receiving party can document: (A) is or has become readily publicly available through no fault of the receiving party or its employees or agents; (B) is received from a third party lawfully in possession of such information and to the best of such party’s knowledge, lawfully empowered to disclose such information; (C) is rightfully in the possession of the receiving party prior to its disclosure by the other party; or (D) is independently developed by the receiving party without use of the disclosing party’s Confidential Information. The receiving party may make disclosures required by law or court order provided the receiving party uses reasonable efforts to limit disclosure and to obtain confidential treatment.

15)	Releases.

a.	RR Donnelley and its subsidiaries, parent companies, divisions, and affiliates, any of their predecessors of successors, and any of their officers, directors, employees or other legal representatives hereby release and forever discharge EOL (including each of its subsidiaries, parent companies, divisions, and affiliates, any of their predecessors or successors, and any of their officers, directors, employees or other legal representatives) from any and all manner of claims, disputes, actions, liabilities, causes of actions, suits, set-offs, counterclaims, demands, or damages, whatsoever, based on any legal or equitable theory, right of action or otherwise (whether arising under federal, state, local law or regulation or common law), foreseen or unforeseen, known or unknown, matured or unmatured, accrued or not accrued, which existed on the Effective Date, including but not limited to any and all claims that were asserted or could have been asserted prior to the Amendment Effective Date, whether or not RR Donnelley raised such claims, disputes, actions, causes of action, suits, set-offs, counterclaims, damages, or demands prior to the Amendment Effective Date.

b.	EOL and its subsidiaries, parent companies, divisions, and affiliates, any of their predecessors of successors, and any of their officers, directors, employees or other legal representatives hereby release and forever discharge RR Donnelley (including its subsidiaries, parent companies, divisions, and affiliates, any of their predecessors or successors, and any of their officers, directors, employees or other legal representatives) from any and all manner of claims, disputes, actions, liabilities, causes of actions, suits, set-offs, counterclaims, demands, or damages, whatsoever, based on any legal or equitable theory, right of action or otherwise (whether arising under federal, state, local law or regulation or common law), foreseen or unforeseen, known or unknown, matured or unmatured, accrued or not accrued, which existed on the Effective Date, including but not limited to any and all claims that were asserted or could have been asserted prior to the Amendment Effective Date, whether or not EOL raised such claims, disputes, actions, causes of action, suits, set-offs, counterclaims, damages, or demands prior to the Amendment Effective Date.

16)	Except as expressly amended herein, the Agreement shall continue in full force and effect in accordance with its terms, without any waiver, amendment or other modification of any provision thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives the day and year first above written.

R. R. DONNELLEY & SONS COMPANY	EDGAR ONLINE, INC.

/S/ CRAIG CLAY (Signature)	/S/ DAVID PRICE (Signature)

CRAIG CLAY (Name – typed or printed)	DAVID PRICE (Name – typed or printed)

EVP (Title)	EVP AND CFO (Title)

EXHIBIT A

ADDITIONAL SERVICES AND FEES

[***]

EXHIBIT B

Service Level Agreement

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